RECEIVABLES PURCHASE AGREEMENT





                                  between


                       PARAGON ACCEPTANCE CORPORATION
                                 as Seller



                                    and


                    PARAGON AUTO RECEIVABLES CORPORATION
                                as Purchaser




                      ------------------------------

                        Dated as of March 30, 1999

                      -------------------------------

                             TABLE OF CONTENTS

                                                                        Page

                                 ARTICLE I
                                DEFINITIONS

SECTION 1.1.   Definitions................................................1
SECTION 1.2.   Usage of Terms.............................................2
SECTION 1.3.   Section References.........................................2
SECTION 1.4.   Action by or Consent of Noteholders........................2
SECTION 1.5.   No Recourse................................................2

                         ARTICLE II
               CONVEYANCE OF THE RECEIVABLES
              AND THE OTHER CONVEYED PROPERTY

SECTION 2.1.   Conveyance of the Initial Receivables and the Other
                 Conveyed Property........................................3
SECTION 2.2.   Conveyance of the Subsequent Receivables and the Other
               Conveyed Property..........................................3

                        ARTICLE III
               REPRESENTATIONS AND WARRANTIES

SECTION 3.1.   Representations and Warranties of PAC as Seller............6
SECTION 3.2.   Representations and Warranties of Paragon Auto
                 as Purchaser.............................................8
SECTION 3.3.   Indemnification............................................9

                         ARTICLE IV
                      COVENANTS OF PAC

SECTION 4.1.   Protection of Title of Paragon Auto and the Trust.........10
SECTION 4.2.   Other Liens or Interests..................................12
SECTION 4.3.   Costs and Expenses........................................12

                         ARTICLE V
                        REPURCHASES

SECTION 5.1.   Repurchase of Receivables Upon Breach of Warranty.........12
SECTION 5.2.   Reassignment of Purchased Receivables.....................13
SECTION 5.3.   Waivers...................................................13

                         ARTICLE VI
                       MISCELLANEOUS

SECTION 6.1.   Liability of PAC..........................................13
SECTION 6.2.   Merger or Consolidation of PAC............................13
SECTION 6.3.   Limitation on Liability of PAC and Others.................14
SECTION 6.4.   Conveyance of the Receivables and the Other Conveyed
               Property to the Trust.....................................14
SECTION 6.5.   Amendment.................................................15
SECTION 6.6.   Notices...................................................16
SECTION 6.7.   Merger and Integration....................................16
SECTION 6.8.   Severability of Provisions................................16
SECTION 6.9.   GOVERNING LAW.............................................16
SECTION 6.10.  Counterparts..............................................16
SECTION 6.11.  Nonpetition Covenant......................................17
SECTION 6.12.  Assignment................................................17
SECTION 6.13.  Third-Party Beneficiaries.................................17
SECTION 6.14.  Successors and Assigns....................................17
SECTION 6.15.  Insurer Default...........................................17


SCHEDULE A   --   Schedule of Receivables
SCHEDULE B   --   Representations and Warranties of PAC
SCHEDULE C   --   Legal Proceedings

EXHIBIT A    --   Form of Subsequent Purchase Agreement
EXHIBIT B    --   Form of Officer's Certificate

         RECEIVABLES PURCHASE AGREEMENT, dated as of March 30, 1999 (this "Agreement"), between Paragon Acceptance Corporation, a Delaware corporation, as seller ("PAC"), and Paragon Auto Receivables Corporation, a Delaware corporation, as purchaser ("Paragon Auto").

         WHEREAS, Paragon Auto, as Purchaser, has agreed to purchase from PAC, as Seller, and PAC has agreed to sell and transfer to Paragon Auto, the Receivables and the Other Conveyed Property.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, Paragon Auto and PAC hereby agree as follows:


                                 ARTICLE I
                                DEFINITIONS

         SECTION 1.1. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Sale and Servicing Agreement (as defined below). Whenever capitalized and used in this Agreement, the following words shall have the following meanings:

         "Other Conveyed Property" means, with respect to either the Initial Receivables or the Subsequent Receivables, as applicable, or with respect to the Receivables collectively: (1) all of the right, title and interest of PAC in and to all monies received under the Receivables or in respect thereof after the Initial Cutoff Date, in the case of the Initial Receivables, or after the Subsequent Cutoff Date, in the case of the Subsequent Receivables (including all Liquidation Proceeds and recoveries received with respect to such Receivables); and (2) all of the right, title and interest of PAC in and to (i) the security interests of PAC in the related Financed Vehicles and any other interest of PAC in the related Financed Vehicles, including the certificates of title with respect to such Financed Vehicles, (ii) the Insurance Policies and any proceeds from any Insurance Policies relating to the Receivables, the Obligors or the related Financed Vehicles, including rebates or refunds of premiums relating to the Receivables, (iii) the rights of PAC against Dealers with respect to the Receivables under the Dealer Agreements and the Dealer Assignments, (iv) all funds on deposit from time to time in the Trust Accounts (including all income thereon and proceeds thereof), and (v) all proceeds and investments of any of the foregoing, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any of the foregoing.

         "PAC Repurchase Event" means the occurrence of a breach of any of PAC's representations and warranties under Section 3.1(a) or the occurrence of any other event that requires Paragon Auto to repurchase a Receivable under Section 2.6 of the Sale and Servicing Agreement.

         "Purchase Price" means, with respect to Receivables to be sold by PAC to the Purchaser on the Closing Date or any Subsequent Transfer Date, the net book value of such Receivables (as reflected on the books of PAC as of the Initial Cutoff Date or the relevant Subsequent Cutoff Date), after giving effect to whatever adjustments are necessary, in the judgment of PAC, to properly record the sale in accordance with generally accepted accounting principles and the Related Documents.

         "Purchaser" means Paragon Auto Receivables Corporation.

         "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of March 30, 1999, between Paragon Acceptance Corporation, in its individual capacity and as Servicer, Paragon Auto Receivables Corporation, as Seller, the Trust and Norwest Bank Minnesota, National Association, as Indenture Trustee and as Backup Servicer, as the same may be amended or supplemented from time to time.

         "Schedule of Representations" means the Schedule of Representations and Warranties attached hereto as Schedule B.

         "Seller" means Paragon Acceptance Corporation

         SECTION 1.2. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing one gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Sale and Servicing Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

         SECTION 1.3. Section References. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

         SECTION 1.4. Action by or Consent of Noteholders. Whenever any provision of this Agreement refers to action to be taken or consented to by Noteholders, such provision shall be deemed to refer to Noteholders of record as of the Record Date preceding the date on which such action is to be taken or consent given by Noteholders. Solely for the purposes of any action to be taken, or consented to by Noteholders, any Note registered in the name of Paragon Auto, PAC or any Affiliate thereof shall be deemed not to be outstanding; provided, however, that, solely for the purpose of determining whether the Indenture Trustee is entitled to rely upon any such action or consent, only Notes which the Indenture Trustee knows to be so owned shall be so disregarded.

         SECTION 1.5. No Recourse. No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of PAC, Paragon Auto or of any predecessor or successor of PAC or Paragon Auto.

                                 ARTICLE II
                       CONVEYANCE OF THE RECEIVABLES
                      AND THE OTHER CONVEYED PROPERTY

         SECTION 2.1. Conveyance of the Initial Receivables and the Other Conveyed Property.

         (a) Conveyance. Subject to the terms and conditions of this Agreement, PAC hereby sells, contributes, transfers, assigns and otherwise conveys to Paragon Auto, without recourse (but without limitation of its obligations in this Agreement), and Paragon Auto hereby purchases and accepts, all right, title and interest of PAC in and to the Initial Receivables and the Other Conveyed Property with respect thereto. It is the intention of PAC and Paragon Auto that the transfer and assignment contemplated by this Agreement shall constitute a sale and/or contribution of the Initial Receivables and the Other Conveyed Property from PAC to Paragon Auto and the beneficial interest in and title to the Initial Receivables and the Other Conveyed Property shall not be part of PAC's estate in the event of the filing of a bankruptcy petition by or against PAC under any bankruptcy law. If, notwithstanding the intent of PAC and Paragon Auto, the transfer and assignment contemplated hereby is held not to be a sale and/or contribution, PAC hereby grants a first priority security interest to Paragon Auto in the property conveyed pursuant to this
Section 2.1(a), and this Agreement shall be construed so as to further such intent.

         (b) Initial Receivables Purchase Price. Simultaneously with the conveyance of the Initial Receivables and the Other Conveyed Property with respect thereto by PAC to Paragon Auto, on the Closing Date, Paragon Auto shall pay to PAC the Purchase Price of the Receivables sold by PAC to Paragon Auto. An amount equal to $76,497,002.10 shall be paid to PAC in cash by federal wire transfer (same day) funds. An amount equal to $4,355,081.49 shall be deemed paid and returned to Paragon Auto as a contribution to capital from PAC.

          SECTION 2.2. Conveyance of the Subsequent Receivables and the Other Conveyed Property.

         (a) Conveyance. On each Subsequent Transfer Date and subject to the terms and conditions of this Agreement, PAC shall, upon execution of a Subsequent Purchase Agreement in the form of Exhibit A, sell, transfer, assign and otherwise convey to Paragon Auto, and Paragon Auto shall purchase all right, title and interest of PAC in and to the Subsequent Receivables specified in the applicable Subsequent Purchase Agreement and the Other Conveyed Property with respect thereto. It is the intention of PAC and Paragon Auto that the transfer and assignment contemplated by this Agreement and the related Subsequent Purchase Agreement shall constitute a sale and/or contribution of the Subsequent Receivables and the Other Conveyed Property from PAC to Paragon Auto and the beneficial interest in and title to the Subsequent Receivables and the Other Conveyed Property shall not be part of PAC's estate in the event of the filing of a bankruptcy petition by or against PAC under any bankruptcy law. If, notwithstanding the intent of PAC and Paragon Auto, the transfer and assignment contemplated hereby is held not to be a sale, PAC hereby grants a first priority security interest to Paragon Auto in the property conveyed pursuant to this Section 2.2(a), and this Agreement shall be construed so as to further such intent.

         (b) Subsequent Receivables Purchase Price. Simultaneously with each conveyance of Subsequent Receivables and the Other Conveyed Property with respect thereto by PAC to Paragon Auto, on the applicable Subsequent Transfer Date, Paragon Auto shall pay to PAC the Purchase Price of the Subsequent Receivables sold by PAC to Paragon Auto.

         (c) Conditions to Conveyance. On each Subsequent Transfer Date, PAC shall transfer to Paragon Auto the Subsequent Receivables and the Other Conveyed Property with respect thereto to be transferred on such date only upon the satisfaction of each of the following conditions on or prior to the Subsequent Transfer Date:

                  (i) Paragon Auto shall have provided the Owner Trustee on behalf of the Trust, the Indenture Trustee, the Note Insurer, PAC and the Rating Agencies with an Addition Notice not later than five Business Days prior to such Subsequent Transfer Date and shall have provided any information reasonably requested by any of them with respect to such Subsequent Receivables;

                  (ii) Paragon Auto shall have delivered to the Indenture Trustee and the Note Insurer a duly executed Subsequent Purchase Agreement in the form of Exhibit A hereto, which shall include a Schedule A listing such Subsequent Receivables;

                  (iii) on the Subsequent Transfer Date, Paragon Auto shall have deposited in the Collection Account all collections received in respect of such Subsequent Receivables received after the related Subsequent Cutoff Date and prior to the second Business Day preceding the Subsequent Transfer Date;

                  (iv) as of such Subsequent Transfer Date, neither PAC nor Paragon Auto shall have been insolvent nor shall either of them have been made insolvent by such transfer nor shall either of them be aware of any pending insolvency;

                  (v) such addition shall not result in the Trust being treated as an association (or a publicly traded partnership) taxable as a corporation for federal or Delaware income tax purposes;

                  (vi)     the Funding Period shall not have terminated;

                  (vii) Paragon Auto shall have delivered to the Owner Trustee on behalf of the Trust, the Indenture Trustee, the Note Insurer and PAC an Officer's Certificate in the form of Exhibit D to the Sale and Servicing Agreement confirming the satisfaction of each condition precedent specified in this Section 2.2(c);

                  (viii) Paragon Auto shall have delivered to the Rating Agencies, PAC, the Note Insurer and the Indenture Trustee an Opinion of Counsel with respect to the transfer of such Subsequent Receivables substantially similar to the form of the Opinion of Counsel relating to certain bankruptcy, tax and security interest matters delivered to the Rating Agencies, PAC, the Note Insurer and the Indenture Trustee on the Closing Date;

                  (ix) Paragon Auto shall have deposited the Subsequent Reserve Account Deposit, if any, in the Reserve Account;

                  (x) Paragon Auto shall have delivered to the Indenture Trustee the Receivable Files relating to the Subsequent
         Receivables in accordance with Section 2.3 of the Sale and Servicing Agreement;

                  (xi) each Rating Agency shall have notified Paragon Auto, the Indenture Trustee and the Note Insurer in writing that following such transfer the rating on the Class A Notes will not be withdrawn or reduced by such Rating Agency with and without regard to the Policy;

                  (xii) the Receivables in the Trust, including such Subsequent Receivables, shall meet the following criteria: (A) the weighted average APR of the Receivables in the Trust shall not be less than 10.60%; (B) no Receivables shall have an APR less than 6.75%; (C) the weighted average remaining term to maturity of the Receivables on such Subsequent Transfer Date shall not be greater than 64 months; (D) based upon the billing addresses of the Dealers, not more than 10% of the aggregate Principal Balances of the Receivables, including such Subsequent Receivables, are located in any one state other than California, North Carolina, Virginia or Texas; (E) at least 65% of the Receivables shall be secured by automobiles and sports utility vehicles with a manufacturer's suggested retail price when new of $20,000 or more;
         (F) Pre-Computed Receivables shall not exceed 12% of the Receivables by Aggregate Principal Balance; (G) no more than 45% of the Receivables shall have an original term of more than 60 months but less than or equal to 72 months; (H) no Receivable shall have a Principal Balance less than $1,000 or in excess of $85,000; and (I) no more than 4% of Aggregate Principal Balance of the Receivables shall be rated "Credit Tier A" as defined in Paragon's credit and collection policy.

                  (xiii) Paragon Auto shall have taken any action required to be taken by PAC or Paragon Auto to maintain the first priority perfected ownership interest of the Trust and the first priority perfected security interest of the Indenture Trustee in the assets of the Trust;

                  (xiv) no selection procedures adverse to the interests of the Noteholders or the Note Insurer shall have been utilized in selecting such Subsequent Receivables; and

                  (xv) the representations and warranties set forth in
         Section 3.1 and Section 3.2 shall be true and correct in all material respects.

                                ARTICLE III
                       REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties of PAC as Seller. By its execution of this Agreement, PAC makes the following representations and warranties on which Paragon Auto relies in purchasing the Receivables and the Other Conveyed Property with respect thereto and in transferring the Receivables and the Other Conveyed Property with respect thereto to the Trust under the Sale and Servicing Agreement and on which the Note Insurer will rely in issuing the Policy. Unless otherwise specified, such representations and warranties speak as of the Closing Date with respect to the Initial Receivables and as of the related Subsequent Transfer Date with respect to the Subsequent Receivables, but shall survive the sale, contribution, transfer and assignment of the Receivables and the Other Conveyed Property hereunder, and the sale, transfer and assignment thereof by Paragon Auto to the Trust under the Sale and Servicing Agreement. PAC and Paragon Auto agree that Paragon Auto will assign to the Trust all of Paragon Auto's rights and interests under this Agreement and the Trust will pledge all of such interests of Paragon Auto to the Indenture Trustee, and that the Indenture Trustee will thereafter be entitled to enforce this Agreement directly against PAC in the Indenture Trustee's own name on behalf of the Noteholders.

         (a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations are true and correct in all material respects.

         (b) Organization and Good Standing. PAC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

         (c) Due Qualification. PAC is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a material adverse effect on (i) PAC's ability to originate, own, sell and transfer the Receivables and the Other Conveyed Property to Paragon Auto pursuant to this Agreement, (ii) the validity or enforceability of the Receivables or the Other Conveyed Property or (iii) PAC's ability to perform its obligations hereunder and under its Related Documents.

         (d) Power and Authority. PAC has the power and authority to execute and deliver this Agreement, the Sale and Servicing Agreement and its Related Documents and to carry out its terms and their terms, respectively; PAC has power and authority to sell and assign the Receivables and Other Conveyed Property to be sold and assigned to and deposited with Paragon Auto hereunder and has duly authorized such sale and assignment to Paragon Auto by all necessary corporate action; and the execution, delivery and performance of this Agreement, the Sale and Servicing Agreement and its Related Documents have been duly authorized by PAC by all necessary corporate action.

         (e) Binding Obligations. This Agreement, the Sale and Servicing Agreement and its Related Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of PAC enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (f) No Violation. The execution, delivery and performance by PAC of its Related Documents, the consummation of the transactions contemplated by this Agreement, the Sale and Servicing Agreement and the Related Documents and the fulfillment of the terms hereof and thereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of PAC, or any indenture, agreement, mortgage, deed of trust or other instrument to which PAC is a party or by which it or its properties are bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or (iii) to the best of PAC's knowledge, violate any law, order, rule or regulation applicable to PAC of any Governmental Authority having jurisdiction over PAC or any of its properties.

         (g) No Proceedings. Other than as set forth on Schedule C hereto, there are no proceedings or investigations pending or, to the best of PAC's knowledge, threatened against PAC before any Governmental Authority having jurisdiction over PAC or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that would have a material adverse effect on the performance by PAC of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, (D) seeking to materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or seeking to impose any excise, franchise, transfer or similar tax upon the Notes or the sale and assignment of the Receivables and the Other Conveyed Property.

         (h) No Consents. No consent, approval, license, authorization or order of, or declaration, registration or filing with, any Governmental Authority or other Person, is required to be made by PAC in connection with the execution, delivery or performance of its Related Documents or the consummation of the transactions contemplated thereby, except such as have been duly made, effected or obtained.

         (i) Chief Executive Office; Name. The chief executive office of PAC is located at 27405 Puerta Real, Suite 200, Mission Viejo, California and there have been no other such locations during the past four months. PAC has not been known by any name other than Paragon Acceptance Corporation since July 1, 1996 and is not known by any trade names.

         (j) Dealer Recourse. The Seller shall execute and deliver such other instruments and agreements as the Purchaser may reasonably request in order to enforce any rights against a Dealer and any obligations of a Dealer in connection with a Receivable including any rights to recourse against such Dealer.

         SECTION 3.2. Representations and Warranties of Paragon Auto as Purchaser. By its execution of this Agreement, Paragon Auto makes the following representations and warranties on which PAC relies in selling, assigning, transferring and conveying the Receivables and the Other Conveyed Property to Paragon Auto hereunder. Unless otherwise specified, such representations and warranties speak as of the Closing Date with respect to the Initial Receivables and as of the related Subsequent Transfer Date with respect to the Subsequent Receivables, but shall survive the sale, contribution, transfer and assignment of the Receivables and the Other Conveyed Property hereunder, and the sale, transfer and assignment thereof by Paragon Auto to the Trust under the Sale and Servicing Agreement.

         (a) Organization and Good Standing. Paragon Auto has been duly organized and is validly existing as a corporation under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

         (b) Due Qualification. Paragon Auto is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a material and adverse effect on (i) Paragon Auto's ability to acquire the Receivables or the Other Conveyed Property pursuant to this Agreement, (ii) the validity or enforceability of the Receivables and the Other Conveyed Property or (iii) Paragon Auto's ability to perform its obligations hereunder, under the Sale and Servicing Agreement and under its Related Documents.

         (c) Power and Authority. Paragon Auto has the power and authority to execute and deliver this Agreement and to carry out its terms and their terms, respectively; Paragon Auto has the power and authority to acquire the Receivables and the Other Conveyed Property hereunder and to sell, transfer or otherwise convey such Receivables and Other Conveyed Property to the Trust and has duly authorized such acquisition and conveyance by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by Paragon Auto by all necessary corporate action.

         (d) Binding Obligation. This Agreement, when duly executed and delivered, shall constitute legal, valid and binding obligation of Paragon Auto enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (e) No Violation. The execution, delivery and performance by Paragon Auto of this Agreement, the consummation of the transactions contemplated by this Agreement, the Sale and Servicing Agreement and Paragon Auto's Related Documents, and the fulfillment of the terms of this Agreement, the Sale and Servicing Agreement and Paragon Auto's Related Documents, do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of Paragon Auto, or any indenture, agreement, mortgage, deed of trust or other instrument to which Paragon

Auto is a party or by which it or its properties are bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or (iii) to the best of Paragon Auto's knowledge, violate any law, order, rule or regulation applicable to Paragon Auto of any Governmental Authority having jurisdiction over Paragon Auto or any of its properties.

         (f) No Proceedings. There are no proceedings or investigations pending or, to Paragon Auto's knowledge, threatened against Paragon Auto before any Governmental Authority having jurisdiction over Paragon Auto or its properties (A) asserting the invalidity of this Agreement, the Sale and Servicing Agreement or any of the Related Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Sale and Servicing Agreement or any of Paragon Auto's Related Documents, (C) seeking any determination or ruling that would have a material adverse effect on the performance by Paragon Auto of its obligations under, or the validity or enforceability of, this Agreement, the Sale and Servicing Agreement or any of Paragon Auto's Related Documents, or (D) seeking to materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or seeking to impose any excise, franchise, transfer or similar tax upon the Notes or the transfer and acquisition of the Receivables and the Other Conveyed Property hereunder, or the transfer by Paragon Auto of the Receivables and the Other Conveyed Property to the Trust pursuant to the Sale and Servicing Agreement or any Subsequent Transfer Agreement.

         (g) No Consents. No consent, approval, license, authorization or order of, or declaration, registration or filing with, any Governmental Authority or other Person is required to be made by Paragon Auto in connection with the execution, delivery or performance of its Related Documents or the consummation of the transactions contemplated thereby, except such as have been duly made, effected or obtained.

         (h) Chief Executive Office. The chief executive office of Paragon Auto is located at 27405 Puerta Real, Suite 200, Mission Viejo, California.

In the event of any breach of a representation and warranty made by Paragon Auto hereunder, PAC covenants and agrees that PAC will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all Notes or other similar securities issued by the Trust, or another trust or similar vehicle formed by Paragon Auto, or any obligations, notes or other securities issued by Paragon Auto have been paid in full. PAC and Paragon Auto agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by Paragon Auto, the Note Insurer or by the Indenture Trustee on behalf of the Noteholders.

     SECTION 3.3. Indemnification. PAC shall defend, indemnify and hold harmless Paragon Auto, the Indenture Trustee, the Backup Servicer, the Note Insurer, the Trust and the Owner Trustee (the "Indemnified Parties"):

         (a) for any liability they may incur as a result of the failure of a Receivable to have been originated in compliance with all requirements of law and for breach of its representations and warranties contained herein or failure to perform in all material respects its obligations and duties contained herein;

         (b) from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by PAC or any Affiliate thereof of a Financed Vehicle;

         (c) from and against any and all costs (including attorneys' fees and costs), expenses, losses, damages, claims, penalties, fines, forfeitures, judgments and liabilities to the extent that such cost, expense, loss, damage, claim, penalty, fine, forfeiture, judgment or liability arose out of, or was imposed upon the Indemnified Parties through, the negligence (other than errors in judgment), misfeasance or bad faith of PAC in the performance of its duties under this Agreement (including any violation of law); and

         (d) from, and shall pay, taxes that may at any time be asserted against the Indemnified Parties with respect to the conveyance or ownership of the Receivables or the Other Conveyed Property hereunder, including any sales, gross receipts, personal property, tangible or intangible personal property, privilege or license taxes (but not including any income or franchise taxes, arising out of the transactions contemplated hereby or transfer taxes arising in connection with the transfer of the Notes), and costs and expenses in defending against the same.

         Notwithstanding the indemnity provisions contained in Sections 3.3(a) through 3.3(d), PAC shall not be required to indemnify any Indemnified Party against any taxes, costs, expenses, losses, damages, claims or liabilities to the extent the same shall arise out of or be based upon (i) the misfeasance, bad faith or gross negligence of such party, or
(ii) losses suffered by reason of uncollectible or uncollected Receivables.

         Indemnification under this Section 3.3 shall survive the termination of this Agreement and shall include fees and expenses of litigation. These indemnity obligations shall be in addition to any obligation that PAC may otherwise have.


                                 ARTICLE IV
                              COVENANTS OF PAC

         SECTION 4.1. Protection of Title of Paragon Auto and the Trust.

         (a) PAC shall execute, file, record and register such financing statements and cause to be executed, filed, recorded and registered such continuation and other statements or documents, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interests of Paragon Auto under this Agreement and each Subsequent Purchase Agreement, and of the Trust, the Indenture Trustee and the Note Insurer under the Indenture, the Sale and Servicing

Agreement, this Agreement and each Subsequent Transfer Agreement in the Receivables and the Other Conveyed Property, as the case may be, and in the proceeds thereof. PAC shall deliver (or cause to be delivered) to Paragon Auto, the Owner Trustee, the Note Insurer and the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. If PAC fails to perform its obligations under this subsection, Paragon Auto, the Owner Trustee, the
Note Insurer or the Indenture Trustee may do so, at the expense of PAC.

         (b) PAC shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by PAC (or by Paragon Auto, the Trust or the Indenture Trustee on behalf of PAC) in accordance with Section 4.1(a) seriously misleading within the meaning of the applicable provisions of the UCC or any title statute, unless PAC shall have given Paragon Auto, the Owner Trustee, the Note Insurer and the Indenture Trustee at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

         (c) PAC shall give Paragon Auto, the Owner Trustee, the Indenture Trustee and the Note Insurer at least 30 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. PAC shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

         (d) PAC, so long as PAC is the Servicer, shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) PAC shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to Paragon Auto and the sale of the Receivables by Paragon Auto to the Trust, PAC's master computer records (including any backup archives) that refer to any Receivable indicate clearly that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on PAC's computer systems when, and only when, the Receivable has been paid in full or purchased.

         (f) If at any time PAC proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables (other than the Receivables) to any prospective purchaser, lender or other transferee, PAC shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable is owned by the Trust (unless such Receivable has been paid in full or purchased).

         (g) Promptly after taking the foregoing actions described in Sections 4.1(b) or (c), PAC shall deliver to the Indenture Trustee, the
Note Insurer and the Owner Trustee an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary to preserve and protect the interest of the Indenture Trustee in the Trust Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

         SECTION 4.2. Other Liens or Interests. PAC shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien on, or restriction on transferability of, the Receivables, except for the Lien in favor of Paragon Auto, the Lien in favor of the Trust, the Lien in favor of the Indenture Trustee for the benefit of the Noteholders and the
Note Insurer and the restrictions on transferability imposed by the Related Documents or (ii) sign or file under the UCC of any jurisdiction any financing statement that names PAC or Paragon Auto as a debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of Paragon Auto, the Lien of the Trust and the Lien of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer or as otherwise permitted under this Agreement or the Related Documents.

         SECTION 4.3. Costs and Expenses. PAC shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder, under each Subsequent Purchase Agreement and under the Sale and Servicing Agreement and its Related Documents. PAC shall pay or cause to be paid all reasonable costs and expenses of the Note Insurer, including reasonable counsel fees and disbursements, incurred in connection with the transfer of Subsequent Receivables.


                                 ARTICLE V
                                REPURCHASES

         SECTION 5.1. Repurchase of Receivables Upon Breach of Warranty. Upon the occurrence of a PAC Repurchase Event, PAC shall, unless such breach shall have been cured in all material respects, repurchase the related Receivable from Paragon Auto as of the second Accounting Date (or at PAC's election, the first Accounting Date) following its discovery or its receipt of notice of any such PAC Repurchase Event and, on or before the Deposit Date following such Accounting Date, PAC shall pay the Purchase Amount to Paragon Auto and Paragon Auto shall deposit or cause to be deposited such Purchase Amount into the Collection Account pursuant to
Section 4.4 of the Sale and Servicing Agreement; provided, however, that the maximum aggregate purchase obligation of PAC with respect to breaches of the representation and warranty made in clause (C) (II) of paragraph 4 of the Schedule B hereto shall not exceed an amount equal to 10% of the aggregate principal balance of all Receivables originated after January 31, 1999. The obligation of PAC to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against PAC for such breach available to Paragon Auto, the Note Insurer, the Indenture Trustee on behalf of the Noteholders or the Noteholders.

         SECTION 5.2. Reassignment of Purchased Receivables. Upon deposit in the Collection Account of the Purchase Amount of any Receivables repurchased by PAC under Section 5.1, Paragon Auto, the Owner Trustee and the Indenture Trustee shall take any and all actions reasonably requested by PAC, at the expense of PAC, to assign, without recourse, representation or warranty, to PAC all of Paragon Auto's, the Indenture Trustee's and the Trust's right, title and interest in and to such Receivables, such assignment being an assignment outright and not for security; and PAC shall thereupon own such Receivables and all such Other Conveyed Property with respect to such Receivables, free of any further obligation to Paragon Auto, the Trust, the Indenture Trustee, the Note Insurer or the Noteholders with respect thereto. Paragon Auto shall take any and all actions reasonably requested by PAC, at the expense of PAC, to release its security interest in each such Receivable and in the Other Conveyed Property with respect thereto. If, following the reassignment of a Purchased Receivable, in any enforcement suit or legal proceeding, it is held that PAC may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, Paragon Auto shall, at the expense of PAC, take such steps as PAC deems reasonably necessary to enforce the Receivable, including bringing suit in Paragon Auto's name.

         SECTION 5.3. Waivers. No failure or delay on the part of Paragon Auto, the Note Insurer or the Trust, as purchaser and assignee of Paragon Auto, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.


                                 ARTICLE VI
                               MISCELLANEOUS

         SECTION 6.1. Liability of PAC. PAC shall be liable in accordance herewith only to the extent of the obligations of this Agreement specifically undertaken by PAC and its representations and warranties.

         SECTION 6.2. Merger or Consolidation of PAC. PAC shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of PAC's business or assets unless any such successor corporation shall execute an agreement of assumption of every obligation of PAC under its Related Documents and, whether or not such assumption agreement is executed, shall be the successor to PAC under this Agreement without the execution or filing of any document (or any further act on the part of any of the parties to this Agreement). PAC shall provide prompt notice of any merger, consolidation or succession pursuant to this Section 6.2 to the Owner Trustee, the Indenture Trustee, the Note Insurer and the Rating Agency and the Note Insurer shall have consented thereto; provided, however, if the successor to the Servicer is rated at least investment grade by the Rating Agencies and is in the business of servicing assets similar to the Receivables the Note Insurer's consent may not be unreasonably withheld. Notwithstanding the foregoing, PAC shall not merge or consolidate with any other Person or permit any other Person to become a successor to PAC's business, unless: (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to
Section 3.1 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction); (ii) PAC shall have delivered to the Owner Trustee, the Indenture Trustee, the Rating Agency and the Note Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with; and (iii) PAC shall have delivered to the Owner Trustee, the Indenture Trustee, the Rating Agency and the Note Insurer an Opinion of Counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interests of Paragon Auto, the Trust and the Indenture Trustee in the Receivables or (B) no such action shall be necessary to preserve and protect such interest.

         SECTION 6.3. Limitation on Liability of PAC and Others. PAC and any director or officer or employee or agent of PAC may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. PAC shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

         SECTION 6.4. Conveyance of the Receivables and the Other Conveyed Property to the Trust. PAC acknowledges that Paragon Auto intends, pursuant to the Sale and Servicing Agreement, to convey the Receivables and the Other Conveyed Property, together with its respective rights under this Agreement and each Subsequent Purchase Agreement, to the Trust on the date hereof with respect to the Initial Receivables, and on each Subsequent Transfer Date, with respect to the related Subsequent Receivables. PAC acknowledges and consents to such conveyance and waives any further notice thereof and covenants and agrees that the representations and warranties of PAC contained in this Agreement and each Subsequent Purchase Agreement, and the rights of Paragon Auto hereunder and each Subsequent Purchase Agreement, are intended to benefit the Note Insurer, the Indenture Trustee, the Trust and the Noteholders. In furtherance of the foregoing, PAC covenants and agrees to perform its duties and obligations hereunder and under each Subsequent Purchase Agreement in accordance with the terms hereof for the benefit of the Note Insurer, the Indenture Trustee, the Trust and the Noteholders and that, notwithstanding anything to the contrary in this Agreement or any Subsequent Purchase Agreement, PAC shall be directly liable to the Indenture Trustee, the Note Insurer and the Trust (notwithstanding any failure by the Servicer, the Backup Servicer or Paragon Auto to perform its duties and obligations hereunder or under the Sale and Servicing Agreement), and that the Owner Trustee, the Note Insurer and the Indenture Trustee may enforce the duties and obligations of PAC under this Agreement or any Subsequent Purchase Agreement against PAC for the benefit of the Trust, the Note Insurer or the Noteholders, respectively.

         SECTION 6.5.      Amendment.

         (a) This Agreement may be amended by PAC and Paragon Auto, with the prior written consent of the Note Insurer (so long as an Insurer Default shall not have occurred and be continuing), which consent shall not be unreasonably withheld, without the consent of any of the Certificateholder or the Noteholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement or (iii) for the purpose of adding any provision to or changing in any manner or eliminating any provision of this Agreement or of modifying in any manner the rights of the Noteholders, provided, that any such action under this clause (a) shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee, the Note Insurer, the Indenture Trustee and the Rating Agency, adversely affect in any material respect the interests of the Noteholders and the
Note Insurer.

         (b) This Agreement may also be amended from time to time by PAC and Paragon Auto, with the prior written consent of the Note Insurer (so long as an Insurer Default shall not have occurred and be continuing), and with the consent of a Note Majority (which consent of any Holder of a Note given pursuant to this Section 6.5(b) or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, that the Rating Agency Condition shall have been satisfied with respect to any such amendment prior to the execution thereof; and provided, further, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables, payments that shall be required to be made on any Note, the Class A Interest Rate or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then outstanding.

         (c) Prior to the execution of any such amendment or consent under
Section 6.5(a) or (b), PAC shall furnish five days prior written notification of such amendment or consent to the Rating Agency. If an Insurer Default has occurred and is continuing, written consent of the Note Insurer shall be required prior to the execution of such amendment unless such action shall not, as evidenced by an Opinion of Counsel delivered to the Note Insurer and the Indenture Trustee, adversely affect in any material respect the interests of the Note Insurer.

         (d) Promptly after the execution of any such amendment or consent under Section 6.5(b), the Indenture Trustee shall furnish a copy of such amendment or consent to each Noteholder.

         (e) It shall not be necessary for the consent of Noteholders pursuant to Section 6.5(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

         SECTION 6.6. Notices. All demands, notices and communications under this agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of PAC and Paragon Auto, at the following address: 27405 Puerta Real, Suite 200, Mission Viejo, California 92691, Telecopy No.: (949) 348-8707, (b) in the case of the Indenture Trustee, at the Corporate Trust Services/Asset- Backed Administration, Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, Telecopy No.: (612) 667-3539, (c) in the case of Moody's, at the following address: 99 Church Street, New York, New York 10007,
Attention: ABS Monitoring Group, Telecopy No: (212) 553-7820, (d) in the case of S&P, at the following address: 26 Broadway, 10th floor, New York, New York 10004, Attn: ABS Surveillance, Telecopy No: (212) 208-0053, and
(e) in the case of the Owner Trustee, at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, and
(f) in the case of the Note Insurer, at the following address: 113 King Street, Armonk, New York, 10504, or at such other address as shall be designated by any such party in a written notice to the other parties. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

         SECTION 6.7. Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the Sale and Servicing Agreement and the Related Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the Sale and Servicing Agreement and the Related Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

         SECTION 6.8. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         SECTION 6.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 6.10. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         SECTION 6.11. Nonpetition Covenant. Until one year and one day following the payment in full of all amounts due in respect of the Notes, PAC shall not petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Paragon Auto under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Paragon Auto or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Paragon Auto.

         SECTION 6.12. Assignment. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 6.2, this Agreement may not be assigned by PAC.

         SECTION 6.13. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Trust, the Indenture Trustee, the Note Insurer and their respective successors and permitted assigns. Except as otherwise provided in this Article VI, no other Person shall have any right or obligation hereunder. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto, the Trust, the Indenture Trustee, the Note Insurer and their successors hereunder and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         SECTION 6.14. Successors and Assigns. This Agreement shall be binding upon the parties hereof and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereof, the Trust, the Indenture Trustee, the Note Insurer and their respective successors and assigns permitted hereunder. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the Trust, the Indenture Trustee, the Note Insurer and the Noteholders and their respective permitted successors and assigns, if any. Any request, notice, direction, consent, waiver or other instrument or action by any Noteholder shall bind its successors and assigns.

         SECTION 6.15. Insurer Default. In the event any right of the Note Insurer hereunder is suspended during the continuation of an Insurer Default, such right automatically and forthwith shall be assigned to the Indenture Trustee, and may be exercised by the Indenture Trustee, during the continuation of such Insurer Default. Upon the cessation of such Insurer Default, any such rights shall revert to the Note Insurer and shall be exercisable solely by the Note Insurer.

         IN WITNESS WHEREOF, the parties have caused this Receivables Purchase Agreement to be duly executed by their respective officers, effective as of the day and year first above written.

                                   PARAGON ACCEPTANCE CORPORATION, as
                                   Seller



                                   By: /s/ Nancy C. Ferguson
                                      ----------------------------------
                                      Name:  Nancy C. Ferguson
                                      Title:  Secretary



                                   PARAGON AUTO RECEIVABLES
                                   CORPORATION, as Purchaser




                                    By: /s/ Nancy C. Ferguson
                                       ---------------------------------
                                       Name: Nancy C. Ferguson
                                       Title: Vice President

                                                                 SCHEDULE A



                          SCHEDULE OF RECEIVABLES



                    On file with the Indenture Trustee.

                                                                SCHEDULE B


                  REPRESENTATIONS AND WARRANTIES OF SELLER
                        WITH RESPECT TO RECEIVABLES

                  1. Contract Origination Date. Each Initial Receivable has a contract origination date on or before February 28, 1999, and each Subsequent Receivable has a contract origination date on or before the applicable Subsequent Cutoff Date.

                  2. Term of Receivables. Each Initial Receivable has an original term of at least 18 months and not more than 72 months and had a remaining term as of the Initial Cutoff Date of at least 12 months and not more than 72 months; each Subsequent Receivable has an original term of at least 18 months and not more than 72 months and had a remaining term as of the Subsequent Cutoff Date of at least 12 months and not more than 72 months; the weighted average original contracted term of the Initial Receivables was 64 months as of the Initial Cutoff Date; the weighted average remaining contracted term of the Initial Receivables was 61 months as of the Initial Cutoff Date.

                  3. Characteristics of Receivables. (A) Each Receivable
         (1) is denominated in U.S. dollars and has been originated in the United States of America by PAC or by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business in each case in accordance in all material respects with PAC's credit approval guidelines, and, to the best knowledge of Seller, such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located,
         (2) was fully and properly executed by the parties thereto, (3) and if originated by a Dealer, was transferred to PAC from such Dealer under an existing Dealer Agreement and Dealer Assignment and was transferred to Paragon Auto pursuant to the Receivables Purchase Agreement, (4) contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against the collateral of the benefits of the security, (5) provides for level monthly payments that fully amortize the Amount Financed over the original term (except for the last payment, which may be greater or smaller than the level payment), provided payments are made on the applicable due dates, (6) as of the Initial Cutoff Date has an Annual Percentage Rate of not less than 6.83% and not more than 17%, (7) provides for, if such contract is prepaid, a prepayment that fully pays the Principal Balance and accrued interest at the Annual Percentage Rate and (8) is a Simple Interest Receivable or a Pre-Computed Receivable provided that not more than 12% of the Receivables are Pre-Computed Receivables by Aggregate Principal Balance; (B) as of the Initial Cutoff Date in the case of an Initial Receivable, or as of the applicable Subsequent Cutoff Date, in the case of a Subsequent Receivable, no Receivable has a payment more than 10% of which is more than 29 days past due; (C) each Receivable has a final scheduled payment due no later than May 15, 2005; (D) as of the Initial Cutoff Date, not more than 93.40% of the aggregate principal balance of the Initial Receivables represented financing of used vehicles, and the remainder of the Initial Receivables represented financing of new vehicles; (E) as of the Initial Cutoff Date, the average remaining principal balance of the Initial Receivables was not more than $18,648; and (F) as of the Initial Cutoff Date, the weighted average Annual Percentage Rate of the Initial Receivables was not less than 10.63%.

                  4. Principal Balance; Scheduled Payments. (A) Each Receivable has an outstanding principal balance as of the Initial Cutoff Date in the case of an Initial Receivable, or as of the applicable Subsequent Cutoff Date in the case of a Subsequent Receivable, of not less than $1,000 and not more than $85,000; (B) each Receivable originated on or prior to January 31, 1999 had at least one scheduled payment made prior to the date that is two Business Days prior to the Closing Date; and (C) each Receivable originated after January 31, 1999 either (I) has had (and each Subsequent Receivable will have) at least one scheduled payment made prior to the date that is two Business Days prior to the Closing Date (or the Subsequent Transfer Date with respect to a Subsequent Receivable) or (II) will have a first scheduled payment made within 29 days of the due date thereof.

                  5. Characteristics of Obligors. As of the Initial Cutoff Date with respect to an Initial Receivable and as of the applicable Subsequent Cutoff Date with respect to a Subsequent Receivable, no Obligor on any Receivable (A) was the subject of any federal, state or other bankruptcy, insolvency or similar proceeding pending on the date of application that is not discharged, (B) was currently the subject of a judgment in favor of PAC, and (C) had its related Financed Vehicle repossessed (or subject to repossession).

                  6. Billing Addresses for Obligors. Based on the billing addresses of the Dealers and the Principal Balances as of the Initial Cutoff Date, the Obligors of approximately 28.42% of the Receivables were located in California, the Obligors of approximately 15.46% of the Receivables were located in North Carolina, the Obligors of approximately 12.78% of the Receivables were located in Texas, the Obligors of approximately 11.48% of the Receivables were located in Virginia and no other state had a concentration of more than 10% of the Receivables.

                  7. Location of Receivable Files. There exists a complete Receivable File with respect to each Receivable that will have been delivered to the Indenture Trustee on or prior to the Closing Date with respect to the Initial Receivables and on or prior to the applicable Subsequent Transfer Date with respect to Subsequent Receivables and any exceptions set forth in the Indenture Trustee's certificate will be corrected within 30 days.

                  8. Schedule of Receivables. The information with respect to the Receivables set forth in the Schedule of Receivables has been produced from the Electronic Ledger and is true and correct in all material respects as of the close of business on the Initial Cutoff Date and each Subsequent Cutoff Date.

                  9. Adverse Selection. No selection procedures having a material adverse effect on the Trust, the Note Insurer or Noteholders have been utilized in selecting the Receivables from those receivables owned by PAC that met the selection criteria contained in this Agreement. No advances were made to qualify the Receivables under the eligibility criteria set forth in this Schedule B.

                  10. Compliance with Law. Neither the Receivables nor the sale of the related Financed Vehicles, at the time the related Receivable was originated or made, contravened in any material respect, and, at the date of transfer thereof contravenes in any material respect, any requirements of applicable federal, state and local laws, and regulations thereunder including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                  11. No Government Obligor. None of the Receivables is due from the United States of America or any state or from any other Governmental Authority.

                  12. Security Interest in Financed Vehicle. Each Receivable has created, or will create when all required procedures are completed by the Servicer, a valid, subsisting and enforceable first priority perfected security interest in the related Financed Vehicle in favor of PAC as secured party, and such security interest is, or will be upon the completion of all required procedures by the Servicer, prior to all other liens upon and security interests in such Financed Vehicle that now exist or may hereafter arise or be created (except, as to priority, for any tax liens or mechanics' liens that may arise after the Closing Date with respect to the Initial Receivables or after the applicable Subsequent Transfer Date with respect to Subsequent Receivables).

                  13. Binding Obligation; Receivables in Force. Each Receivable is a binding obligation of its related Obligor and no Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

                  14. No Amendments. As of the Initial Cutoff Date with respect to the Initial Receivables or as of the applicable Subsequent Cutoff Date with respect to Subsequent Receivables, no Receivable has been amended, altered or modified; no provision of any Receivable has been waived, other than any provisions requiring vendor single interest insurance or late payment fees and those waivers, alterations or modifications specifically permitted pursuant to this Agreement or the Sale and Servicing Agreement, and no more than 0.05% of the Receivables have been extended beyond their original maturity dates. As of the Initial Cutoff Date with respect to the Initial Receivables or as of the applicable Subsequent Cutoff Date with respect to Subsequent Receivables, no Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  15. No Defenses. As of the Initial Cutoff Date with respect to the Initial Receivables or as of the applicable Subsequent Cutoff Date with respect to the Subsequent Receivables, no right of rescission, setoff, counterclaim or defense exists with respect to any Receivable. The operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject to any such right of rescission, setoff, counterclaim or defense.

                  16. No Liens. As of the Initial Cutoff Date with respect to the Initial Receivables or as of the applicable Subsequent Cutoff Date with respect to Subsequent Receivables, there are no liens or claims existing or that have been filed for work, labor, storage or materials relating to any of the related Financed Vehicles that are liens prior to the security interest in the related Financed Vehicles granted by the related Receivables.

                  17. No Fraud or Misrepresentation. Each Receivable was originated by a Dealer and was sold by the Dealer to PAC without fraud or misrepresentation on the part of such Dealer in either case.

                  18. No Default; Repossession. Except for payment delinquencies continuing for a period of less than 31 days as of the Initial Cutoff Date with respect to the Initial Receivables or as of the applicable Subsequent Cutoff Date with respect to Subsequent Receivables, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable has arisen; the Seller shall not waive and has not waived any of the foregoing; and no related Financed Vehicle has been repossessed as of the Initial Cutoff Date with respect to the Initial Receivables or as of the applicable Subsequent Cutoff Date with respect to Subsequent Receivables.

                  19. Insurance; Other. PAC, in accordance with its customary procedures, has determined (A) that each Obligor, at the time of origination, had obtained or agreed to obtain insurance covering the Financed Vehicle as of the execution of the Receivable insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage (i) in an amount at least equal to the lesser of (x) its maximum insurable value or (y) the principal amount due from the Obligor under the related Receivable and (ii) naming PAC as loss payee, (B) each Receivable that finances the cost of premiums for credit life and accident or health insurance is covered by an insurance policy and certificate of insurance naming PAC as creditor under each such insurance policy and certificate of insurance, and (C) as to each Receivable that includes financing for the cost of a service contract, the respective Financed Vehicle that secures the Receivable is covered by a service contract. No Receivable has force-placed insurance.

                  20. Title. No Receivable has been sold, transferred, assigned or pledged by PAC to any Person other than the Seller or a Warehouse Lender (and the Warehouse Liens shall be released as of the Closing Date) or any such pledge that has been released on or prior to the Closing Date with respect to the Initial Receivables or the applicable Subsequent Transfer Date with respect to the Subsequent Receivables. Immediately prior to the transfer and assignment herein contemplated, PAC had good and marketable title to each Receivable, and was the sole owner thereof, free and clear of all Liens and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each such Receivable, and will be the sole owner thereof, free and clear of all Liens (other than Permitted Liens), and the transfer has been perfected under the UCC. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. PAC has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

                  21. Marking of Receivables. On the Closing Date and each Subsequent Transfer Date, PAC will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been sold by PAC to Paragon Auto in accordance with the terms of the Receivables Purchase Agreement or the applicable Subsequent Purchase Agreement and sold by Paragon Auto to the Trust in accordance with the terms of the Sale and Servicing Agreement and pledged to the Indenture Trustee for the benefit of the Noteholders under the Indenture.

                  22. Computer Tape. The Computer Tape made available by PAC to Paragon Auto on the Closing Date was complete and accurate in all material respects as of the Initial Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

                  23. Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, contribution, transfer and assignment of such Receivable under this Agreement shall be unlawful, void or voidable. PAC has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

                  24. All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Indenture Trustee a first priority perfected ownership interest in the Receivables and the other Trust Property have been made.

                  25. One Original. There is only one original executed copy of each Receivable.

                  26. Valid and Binding Obligation of Obligor. Each Receivable is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; all parties to such contract had full legal capacity to execute and deliver such contract and all other documents related thereto and to grant the security interest purported to be granted thereby.

                  27. Title Documents. (A) If any Financed Vehicle was originated in a state in which notation of security interest on the title document is required or permitted to perfect such security interest, the title document for such Financed Vehicle shows, or if a new or replacement title document is being applied for with respect to such Financed Vehicle, the title document will be received within 180 days and will show, PAC named as the original secured party under the related Receivables as the Holder of a first priority security interest in such Financed Vehicle, and (B) if any Financed Vehicle was originated in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show PAC named as the original secured party under the related Receivable, and in either case, no further action is required under the UCC or any titling statute or act to continue the perfected status of the first priority security interest in the Financed Vehicle against creditors of and transferees from the original Obligor.

                  28. Chattel Paper. Each Receivable constitutes "chattel paper" under the UCC.

                  29. Tax Liens. As of the Initial Cutoff Date with respect to the Initial Receivables and as of the applicable Subsequent Cutoff Date with respect to Subsequent Receivables, there is no Lien against the related Financed Vehicles for delinquent taxes.

                  30. No Proceedings. There are no proceedings or investigations pending, or to the best of PAC's knowledge, threatened, before any Governmental Authority having jurisdiction over PAC asserting the invalidity of any Receivable or seeking any determination or ruling that could reasonably be expected to materially and adversely affect payment on or enforceability of any Receivable.

                  31. Valid Transfer. The conveyance by PAC hereunder constitutes a valid transfer of all of PAC's right, title and interest in and to the Receivables and the Other Conveyed Property.

                                                                SCHEDULE C

                             LEGAL PROCEEDINGS
                             -----------------

                                   None.

                                                                EXHIBIT A



                       SUBSEQUENT PURCHASE AGREEMENT

         THIS SUBSEQUENT PURCHASE AGREEMENT, dated as of _______ __, 1999 (the "Subsequent Purchase Agreement") is between Paragon Auto Receivables Corporation, a Delaware corporation, as Purchaser ("Paragon Auto") and
Paragon Acceptance Corporation, a Delaware limited partnership, as Seller
("PAC").

         WHEREAS, Paragon Auto, as Purchaser, has agreed to purchase from PAC, as Seller, and PAC, pursuant to the Receivables Purchase Agreement, dated as of March 30, 1999 (the "Receivables Purchase Agreement"), between Paragon Auto, as Purchaser and PAC, as Seller, is selling and transferring to Paragon Auto the Receivables listed on the Schedule of Subsequent Receivables attached as Schedule A (the "Subsequent Receivables") and the Other Conveyed Property with respect thereto.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, Paragon Auto and PAC hereby agree as follows:

         SECTION 1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

         SECTION 2. Conveyance of Subsequent Receivables. For value received, in accordance with the Receivables Purchase Agreement, PAC does hereby sell, assign, transfer and otherwise convey to Paragon Auto, all right, title and interest of PAC in and to the Subsequent Receivables and the Other Conveyed Property with respect thereto. It is the intention of PAC and Paragon Auto that the transfer and assignment contemplated by this Subsequent Purchase Agreement shall constitute a sale of the Subsequent Receivables and the Other Conveyed Property with respect thereto from PAC to Paragon Auto and the beneficial interest in and title to the Subsequent Receivables and the Other Conveyed Property with respect thereto shall not be part of PAC's estate in the event of the filing of a bankruptcy petition by or against PAC under any bankruptcy law. If, notwithstanding the intent of PAC and Paragon Auto, the transfer and assignment contemplated hereby is held not to be a sale, PAC hereby grants a first priority security interest to Paragon Auto in the property conveyed pursuant to this Section 2, and this Subsequent Purchase Agreement shall be construed so as to further such intent.

         SECTION 3. Representations and Warranties of Paragon Auto. This Agreement is made pursuant to and upon the representations, warranties, covenants and agreements on the part of Paragon Auto contained in the Receivables Purchase Agreement and is to be governed by the Receivables Purchase Agreement. All of such representations, warranties, covenants and agreements are hereby incorporated herein and are in full force and effect as though specifically set forth herein.

         SECTION 4. Representations and Warranties of PAC. This Agreement is made pursuant to and upon the representations, warranties, covenants and agreements on the part of PAC contained in the Receivables Purchase Agreement and is to be governed by the Receivables Purchase Agreement. All of such representations, warranties, covenants and agreements are hereby incorporated herein and are in full force and effect as though specifically set forth herein.

         SECTION 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREFORE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the undersigned has caused this Subsequent Purchase Agreement to be duly executed this __ day of 1999, but effective as of the date and year first written above.


                                          PARAGON AUTO RECEIVABLES
                                          CORPORATION, as Purchaser



                                          By:__________________________________
                                             Name:
                                             Title:



                                          PARAGON ACCEPTANCE CORPORATION, as
                                          Seller


                                          By:__________________________________
                                             Name:
                                             Title:

                                                               SCHEDULE A


                   SUPPLEMENT TO SCHEDULE OF RECEIVABLES
            FOR SUBSEQUENT TRANSFER DATE: ___________ ___, 1999

                                                                EXHIBIT B


                       FORM OF OFFICER'S CERTIFICATE

         The undersigned hereby certifies that he is a duly authorized officer of Paragon Acceptance Corporation, an Delaware Corporation ("Paragon"), and Paragon Auto Receivables Corporation, an Delaware corporation ("Paragon Auto"), and that as such he is authorized to execute and deliver this certificate in the name of and on behalf of Paragon and Paragon Auto and represents, warrants and further certifies in his official capacity, in the name and on behalf of Paragon and Paragon Auto, as follows in connection with the transfer on __________, 1999 (the "Subsequent Transfer Date") of Subsequent Receivables and Other Conveyed Property with respect thereto by Paragon to Paragon Auto and by Paragon Auto to the
Trust:

1. Paragon Auto has provided Paragon, the Owner Trustee on behalf of the Trust, the Indenture Trustee, the Note Insurer and the Rating Agencies with an Addition Notice not later than ten days prior to the Subsequent Transfer Date and has provided any information reasonably requested by any of them with respect to such Subsequent Receivables;

2. Paragon Auto has delivered to Paragon, the Owner Trustee on behalf of the Trust, the Note Insurer and the Indenture Trustee a duly executed Subsequent Purchase Agreement, including a Schedule of Subsequent Receivables;

3. Paragon Auto, or Paragon on its behalf, has deposited in the Collection Account all collections received in respect of such Subsequent Receivables received after the related Subsequent Cutoff Date;

4. As of the Subsequent Transfer Date, neither Paragon nor Paragon Auto is insolvent nor have any of them been made insolvent by such transfer nor are any of them aware of any pending insolvency;

5.       The Funding Period has not terminated;

6. Paragon Auto has deposited the Subsequent Reserve Account Deposit in the Reserve Account;

7. Paragon Auto has delivered to the Indenture Trustee the Receivable Files relating to such Subsequent Receivables;

8. Both Paragon Auto and Paragon have delivered to the Rating Agencies, the Note Insurer and the Indenture Trustee an Opinion of Counsel with respect to the transfer of Subsequent Receivables substantially in the form of the Opinion of Counsel relating to certain bankruptcy, insolvency, tax and security interest matters delivered to the Rating Agencies, Paragon, the Note Insurer and the Indenture Trustee on the Closing Date;

9. The Receivables in the Trust, including such Subsequent Receivables, meet the following criteria: (A) the weighted average APR of the Receivables in the Trust shall not be less than 10.60%; (B) no Receivables shall have an APR less than 6.75%; (C) the weighted average remaining term to maturity of the Receivables on the Subsequent Transfer Date shall not be greater than 64 months;
         (D) based upon the billing addresses of the Dealers, not more than 10% of the aggregate Principal Balances of the Receivables, including such Subsequent Receivables, are located in any one state other than California, North Carolina, Virginia or Texas; (E) at least 65% of the Receivables shall be secured by automobiles and sports utility vehicles with a manufacturer's suggested retail price when new of $20,000 or more; (F) Pre-Computed Receivables shall not exceed 12% of the Receivables by Aggregate Principal Balance; (G) no more than
         45% of the Receivables shall have an original term of more than 60 months but less than or equal to 72 months; (H) no Receivable shall have a Principal Balance less than $1,000 or in excess of $85,000; and (I) no more than 4% of Aggregate
         Principal Balance of the Receivables shall be rated "Credit
         Tier A" as defined in Paragon's credit and collection policy;

10. No selection procedures adverse to the interests of the Noteholders or the Note Insurer were utilized in selecting such Subsequent Receivables;

11. Each of the conditions precedent specified in either Section 2.2(c) of the Receivables Purchase Agreement or Section 2.2(b) of the Sale and Servicing Agreement has been satisfied; and

12. The representations and warranties set forth in Section 3.1 of the Receivables Purchase Agreement are true and correct in all material respects.

         Capitalized terms used herein which are not defined herein shall have the meanings ascribed thereto in the Sale and Servicing Agreement, dated as of March 30, 1999, between Paragon Auto, as Seller, Paragon Auto Receivables Owner Trust 1999-A, as purchaser, Paragon, in its individual capacity and as Servicer, and Norwest Bank Minnesota, National Association, as Indenture Trustee and as Backup Servicer.

                                   PARAGON AUTO RECEIVABLES CORPORATION


                                   By:_________________________________
                                      Name:
                                      Title:


                                   PARAGON ACCEPTANCE CORPORATION


                                   By:_________________________________
                                      Name:
                                      Title: